Exhibit 99.1

Q4 GAAP revenue $300.9 million, Fully Diluted GAAP Earnings Per share $0.12,

Adjusted revenue $325.8 million, Adjusted Diluted Earnings Per Share of $0.72

WINDSOR, CT, February 11, 2016 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the fourth quarter and full year ended December 31, 2015.

SS&C reported for the fourth quarter of 2015 GAAP revenue of $300.9 million, GAAP operating income of $48.3 million, GAAP net income of $12.1 million and GAAP diluted earnings per share of $0.12.

Highlights:

•	Adjusted revenue (defined below) for the fourth quarter 2015 was $325.8 million, up 61.9% from the fourth quarter 2014.
•	Adjusted operating income (defined below) increased 66.2 percent to $133.3 million, or 40.9 percent of adjusted revenue.
•	Adjusted diluted earnings per share for Q4 2015 of $0.72, a 16.1% increase from Q4 2014.
•	Annual Run Rate Basis (ARRB) was $1,180.0 million based on adjusted recurring revenue of $295.0 million for the fourth quarter 2015, a 59.9 percent increase from the same period in 2014.
•

SS&C received a 17-A exemption from registration as a clearing agent from the SEC that permits us to offer matching and electronic trade confirmation (ECN) services in the U.S. through our SSCNet post-trade communication network.

"2015 was a transformational year and the fourth quarter provides a glimpse of the power of our business model.  Adjusted revenue was $325.8 million for the quarter, up $124.6 million from Q4 2014 advancing 62%,” says Bill Stone, Chairman and CEO of SS&C Technologies. “Advent, DST Global Solutions, Primatics and Varden all contributed to our robust fourth quarter. The worldwide workforce of SS&C now totals almost 6,100 people and they are a talented, hardworking group. We look forward to adding the 1,400 dedicated Citi Alternative Investor Services employees to our team at the closing of the acquisition, which is expected to occur in the first quarter. "

GAAP Results

SS&C reported GAAP revenue of $300.9 million for the fourth quarter of 2015, compared to $200.7 million in the fourth quarter of 2014. GAAP revenue for the year ended December 31, 2015 was $1,000.3 million, increasing from $767.9 million in 2014. GAAP operating income for the fourth quarter of 2015 was $48.3 million, compared to $53.6 million in 2014’s fourth quarter. GAAP operating income for the year ended December 31, 2015 was $164.7 million, down from $200.4 million for 2014. On a fully diluted GAAP basis, earnings per share in the fourth quarter of 2015 was $0.12 compared to fully diluted GAAP earnings per share of $0.42 in the fourth quarter of 2014. On a fully diluted basis, GAAP earnings per share for the year ended December 31, 2015 was $0.45, down from 2014’s $1.50 per share.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue in the fourth quarter of 2015 was $325.8 million, up 61.9 percent compared to $201.2 million in the fourth quarter of 2014. Adjusted revenue for the year ended December 31, 2015 was $1,056.4 million, up 37.5 percent over $768.4 million for 2014. Adjusted operating income in the fourth quarter of 2015 was $133.3 million, or 40.9 percent of adjusted revenue. This represents a 66.2 percent increase compared to adjusted operating income of $80.2 million and 39.9 percent of adjusted revenue in the fourth quarter of 2014. Adjusted operating income for the year ended December 31, 2015 was $421.5 million, up 38.0 percent from adjusted operating income of $305.5 million in 2014.

Adjusted net income for the fourth quarter of 2015 was $73.6 million, up 34.7 percent compared to $54.7 million in 2014’s fourth quarter. Adjusted net income for the year ended December 31, 2015 was $253.6 million, up 23.3% percent compared to $205.8 million for 2014. Adjusted diluted earnings per share in the fourth quarter of 2015 was $0.72 per share, up 16.1 percent compared to $0.62 per share in the fourth quarter of 2014. Adjusted diluted earnings per share for the year ended December 31, 2015 was $2.66, up 12.7 percent compared to $2.36 for 2014.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as adjusted recurring revenue on an annualized basis, was $1,180.0 million based on adjusted recurring revenue $295.0 million for the fourth quarter of 2015. This represents an increase of 59.9 percent from $184.5 million and $738.1 million run-rate in the same period in 2014 and an increase of 2.4 percent from $288.0 million for the third quarter of 2015, an annual run rate of $1,152.2 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C ended the year with $434.2 million in cash, and $2,820.0 million in gross debt for a net debt balance of $2,385.8 million. Net cash from operating activities was $110.1 million in Q4 2015, a 24.7 percent increase from $88.3 million in Q4 2014. For the full year ended December 31, 2015, SS&C generated net cash from operating activities of $230.6 million, compared to $252.5 million for the same period in 2014. The cash from operating activities was affected by $67.0 million of costs related to the financing and acquisition of Advent Software, Primatics Financial and pending acquisitions.

Guidance

	Q1 2016	FY 2016
Adjusted Revenue ($M)	$327.0 - $333.0	$1,360.0 - $1,380.0
Adjusted Net Income ($M)	$72.0 - $75.0	$312.5 - $325.0
Cash from Operating Activities ($M)	-	$355.0 - $370.0
Capital Expenditures (% of revenue)	-	2.5% - 3.0%
Diluted Shares (M)	102.0 - 102.5	102.5 - 103.5
Effective Income Tax Rate (%)	28%	28%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q4 and Full Year 2015 earnings call will take place at 5:00 p.m. eastern time today, February 11, 2016. The call will discuss Q4 and Full Year 2015 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the "SS&C Technologies Fourth Quarter and Full Year 2015 Conference Call"; conference ID# 22646110. A replay will be available after 8:00 p.m. eastern time on February 11, 2016, until midnight on February 18, 2016. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code # 22646110. The call will also be available for replay on SS&C's website after February 11, 2016; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the first quarter and full year of 2016 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management's best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 10,000 financial services organizations, from the world's largest institutions to local firms, manage and account for their investments using SS&C's products and services. These clients in the aggregate manage over $44 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738
E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: Justine.stone@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues:
Recurring revenues	$273,109	$184,030	$916,592	$708,137
Non-recurring revenues	27,779	16,701	83,693	59,724
Total revenues	300,888	200,731	1,000,285	767,861
Cost of revenues:
Recurring revenues	144,062	97,274	487,259	384,049
Non-recurring revenues	14,614	8,342	45,091	26,682
Total cost of revenues	158,676	105,616	532,350	410,731
Gross profit	142,212	95,115	467,935	357,130
Operating expenses:
Selling and marketing	30,550	12,910	94,950	48,592
Research and development	35,898	15,826	110,415	57,287
General and administrative	27,462	12,784	97,832	50,879
Total operating expenses	93,910	41,520	303,197	156,758
Operating income	48,302	53,595	164,738	200,372
Interest expense, net	(33,693)	(5,734)	(77,357)	(25,472)
Other (expense) income, net	(1,404)	1,967	3,878	2,754
Loss on extinguishment of debt	—	—	(30,417)	—
Income before income taxes	13,205	49,828	60,842	177,654
Provision for income taxes	1,107	13,221	17,980	46,527
Net income	$12,098	$36,607	$42,862	$131,127
Basic earnings per share	$0.12	$0.44	$0.47	$1.57
Basic weighted average number of common shares outstanding	97,660	83,869	91,098	83,314
Diluted earnings per share	$0.12	$0.42	$0.45	$1.50
Diluted weighted average number of common and common equivalent shares outstanding	101,953	87,799	95,448	87,331

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$434,159	$109,577
Accounts receivable, net	169,951	94,359
Prepaid expenses and other current assets	27,511	14,927
Prepaid income taxes	40,627	11,857
Deferred income taxes	—	2,975
Restricted cash	2,818	1,477
Total current assets	675,066	235,172
Property, plant and equipment, net	67,143	54,277
Deferred income taxes	2,199	1,135
Goodwill	3,549,212	1,573,227
Intangible and other assets, net	1,508,622	402,344
Total assets	$5,802,242	$2,266,155
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$32,281	$20,470
Accounts payable	11,957	12,004
Income taxes payable	1,428	1,116
Accrued employee compensation and benefits	83,894	53,975
Deferred income taxes	—	110
Interest payable	28,903	—
Other accrued expenses	36,231	30,666
Deferred revenue	222,024	73,254
Total current liabilities	416,718	191,595
Long-term debt, net of current portion	2,719,070	599,268
Other long-term liabilities	51,434	26,446
Deferred income taxes	509,574	102,176
Total liabilities	3,696,796	919,485
Total stockholders’ equity	2,105,446	1,346,670
Total liabilities and stockholders’ equity	$5,802,242	$2,266,155

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2015	2014
Cash flow from operating activities:
Net income	$42,862	$131,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	150,834	99,831
Stock-based compensation expense	44,079	11,483
Income tax benefit related to exercise of stock options	(32,960)	(15,454)
Amortization and write-offs of loan origination costs	8,126	5,839
Loss on extinguishment of debt	3,954	—
Loss on sale or disposition of property and equipment	336	687
Deferred income taxes	(39,806)	(13,583)
Provision for doubtful accounts	1,137	610
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(12,160)	3,902
Prepaid expenses and other current assets	(6,019)	(6,419)
Accounts payable	(5,586)	1,525
Accrued expenses	4,073	10,140
Income taxes prepaid and payable	11,514	21,560
Deferred revenue	60,240	1,284
Net cash provided by operating activities	230,624	252,532
Cash flow from investing activities:
Additions to property and equipment	(13,600)	(15,040)
Proceeds from sale of property and equipment	64	42
Cash paid for business acquisitions, net of cash acquired	(2,730,956)	(86,911)
Additions to capitalized software	(4,273)	(3,517)
Net changes in restricted cash	453	983
Net cash used in investing activities	(2,748,312)	(104,443)
Cash flow from financing activities:
Cash received from debt borrowings, net of original issue discount	3,068,075	75,000
Repayments of debt	(903,448)	(212,000)
Proceeds from exercise of stock options	30,092	24,110
Withholding taxes related to equity award net share settlement	(6,939)	—
Payment of contingent consideration	-	(500)
Income tax benefit related to exercise of stock options	32,960	15,454
Proceeds from common stock issuance, net	717,802	—
Purchase of common stock for treasury	-	(11,223)
Payment of fees related to refinancing activities	(46,025)	(512)
Dividends paid on common stock	(45,451)	(10,494)
Net cash provided by (used in) financing activities	2,847,066	(120,165)
Effect of exchange rate changes on cash and cash equivalents	(4,796)	(2,817)
Net increase in cash and cash equivalents	324,582	25,107
Cash and cash equivalents, beginning of period	109,577	84,470
Cash and cash equivalents, end of period	$434,159	$109,577

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenues is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenues is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures. Below is a reconciliation between adjusted revenues and revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2015	2014	2015	2014
Revenues	$300,888	$200,731	$1,000,285	$767,861
Purchase accounting adjustments to deferred revenue	24,923	503	56,154	503
Adjusted revenues	$325,811	$201,234	$1,056,439	$768,364

The following is a breakdown of recurring and non-recurring revenues and adjusted recurring and non-recurring revenues.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2015	2014	2015	2014
Software-enabled services	$185,736	$152,313	$670,170	$592,528
Term licenses	38,810	4,140	80,745	13,760
Perpetual maintenance	48,563	27,577	165,677	101,849
Total recurring revenues	273,109	184,030	916,592	708,137
Professional services	18,838	9,854	52,226	33,396
Perpetual licenses	8,941	6,847	31,467	26,328
Total non-recurring revenues	27,779	16,701	83,693	59,724
Total revenues	$300,888	$200,731	$1,000,285	$767,861

Software-enabled services	$186,151	$152,313	$670,585	$592,528
Term licenses	60,117	4,355	129,517	13,975
Perpetual maintenance	48,732	27,865	166,279	102,137
Total adjusted recurring revenues	295,000	184,533	966,381	708,640
Professional services	21,870	9,854	58,591	33,396
Perpetual licenses	8,941	6,847	31,467	26,328
Total adjusted non-recurring revenues	30,811	16,701	90,058	59,724
Total adjusted revenues	$325,811	$201,234	$1,056,439	$768,364

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company.  Adjusted operating income is not a recognized term under GAAP.  Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance.  Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures.  The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2015	2014	2015	2014
Operating income	$48,302	$53,595	$164,738	$200,372
Amortization of intangible assets	44,131	21,557	131,913	85,486
Stock-based compensation	12,644	2,929	44,079	11,483
Capital-based taxes	1,464	—	828	6
Unusual or non-recurring charges	4,776	1,611	30,027	7,630
Purchase accounting adjustments	21,954	503	49,927	476
Adjusted operating income	$133,271	$80,195	$421,512	$305,453

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization.  Consolidated EBITDA, defined under our Credit Agreement entered into in July 2015, is used in calculating covenant compliance, and is EBITDA adjusted for certain items.  Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below.  Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance.  The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2015	2014	2015	2014
Net income	$12,098	$36,607	$42,862	$131,127
Interest expense, net	33,693	5,734	77,357	25,472
Taxes	1,107	13,221	17,980	46,527
Depreciation and amortization	49,994	25,338	150,834	99,831
EBITDA	96,892	80,900	289,033	302,957
Stock-based compensation	12,644	2,929	44,079	11,483
Capital-based taxes	1,464	—	828	6
Acquired EBITDA and cost savings	3,175	4,601	109,492	11,405
Unusual or non-recurring charges	6,179	(355)	26,148	4,876
Loss on extinguishment of debt	—	—	30,417	—
Purchase accounting adjustments	21,954	503	49,927	476
Other	630	114	1,529	315
Consolidated EBITDA	142,938	88,692	551,453	331,518
Less: acquired EBITDA	(3,175)	(4,601)	(109,492)	(11,405)
Adjusted Consolidated EBITDA	$139,763	$84,091	$441,961	$320,113

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance.  Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes, other unusual and non-recurring items, purchase accounting adjustments, and loss on extinguishment of debt that are not operational in nature or comparable to those of our competitors.  The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2015	2014	2015	2014
GAAP – Net income	$12,098	$36,607	$42,862	$131,127
Plus: Amortization of intangible assets	44,131	21,557	131,913	85,486
Plus: Amortization of deferred financing costs and original issue discount	2,653	1,442	8,126	5,839
Plus: Stock-based compensation	12,644	2,929	44,079	11,483
Plus: Capital-based taxes	1,464	—	828	6
Plus: Unusual and non-recurring items	6,179	(355)	26,148	4,876
Plus: Loss on extinguishment of debt	—	—	30,417	—
Plus: Purchase accounting adjustments	21,954	503	49,927	476
Income tax effect (1)	(27,517)	(8,032)	(80,657)	(33,501)
Adjusted net income	$73,606	$54,651	$253,643	$205,792

Adjusted diluted earnings per share	$0.72	$0.62	$2.66	$2.36

GAAP diluted earnings per share	$0.12	$0.42	$0.45	$1.50

Diluted weighted-average shares outstanding	101,953	87,799	95,448	87,331

(1)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.